Exhibit 99.1
PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

 FOR IMMEDIATE RELEASE:
 October 12, 2011

Contact:                 Dana Perlman
Treasurer, SVP Business Development and Investor Relations
(212) 381-3502

PVH CORP. TO REAFFIRM EARNINGS GUIDANCE

New York, NY – PVH Corp. [NYSE: PVH] announced today that at its scheduled appearance at the Deutsche Bank Securities Inc Leveraged Finance Conference today at 8:35 AM MST, Company management will state that the Company currently expects its earnings per share for the third quarter to be at least at the high end of its guidance range previously announced on August 30, 2011. In addition, the Company currently expects its earnings per share for the full year to be towards the high end of its previously announced guidance announced on August 30, 2011.

The live webcast, as well as the audio replay, which will be available three hours after the conference, may be accessed by logging onto http://www.pvh.com and going to the News Releases page under the Investor Relations tab.

PVH Corp., one of the world's largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world's largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made during management's appearance, including, without limitation, statements relating to the Company's future revenue and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of Tommy Hilfiger B.V. and certain affiliated companies, the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company's apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors; (iv) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory; (v) the Company's operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company's or its licensees' or other business partners' products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (ix) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

The Company's presentation will include non-GAAP financial measures, as defined under SEC rules. Reconciliations of these measures are included in the Company's 2010 year-end earnings press release, which was released on March 28, 2011, and the Company's second quarter earnings press release, which was released on August 30, 2011, each of which is available on the Company’s website at http://www.pvh.com/news_releases.aspx. Additional reconciliations for years 2003-2008 are available in the Company's Current Reports on Form 8-K furnished to the SEC on March 17, 2005, March 26, 2007, March 23, 2009 and May 31, 2011. Each of these reports, as well as the Company’s Current Reports on Form 8-K furnished to the SEC in connection with the March 28 and August 30, 2011 press releases, is available on the Company's website at http://www.pvh.com and the SEC's website at http://www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.